CORPORATE SPEAKERS:
Alfred Rogers
President, Chief Executive Officer, and Director
Robin L. Oliver
BayFirst Financial; EVP, Chief Operating Officer and Director
Scott J. McKim
BayFirst Financial; EVP, Chief Financial Officer
ANALYSTS:
Ian Green
Pendragon Capital Management
Julienne R. Cassarino
Sycamore Analytics LLC
Ross Haberman
RLH Investments, LLC

PRESENTATION
Operator
Hello, everyone. Thank you for joining us, and welcome to the BayFirst Financial Corp. Q2 2026 Conference Call and Webcast. [Operator Instructions]
I will now hand the conference over to Al Rogers, President and CEO. Al, please go ahead.
Alfred T. Rogers
President, CEO & Director
Thank you, Marina. Good morning, and thank you for joining our call today. With me is Scott McKim, our CFO; and Robin Oliver, our COO. Please remember, today's call will include forward-looking statements and non-GAAP financial measures. Please refer to our cautionary statement on forward-looking statements contained on Page 2 of the investor presentation.
My first full quarter as CEO at BayFirst has been very busy. We set to work on a number of initiatives, both short and longer term.
The substantial $80 million capital raise at the end of April was the first and was certainly biggest step for the future of our bank.
We completed and deployed our asset resolution plan to address the bank's legacy credit issues, predominantly related to unguaranteed balances of the SBA 7(a) loans. During the process of completing the asset resolution plan, our team also identified some material misstatements from prior periods. We have restated financial statements for the years ended December 31, 2024, December 31, 2025, and the quarter ended March 31, 2026. The amended 10-K and 10-Q have been filed this week. Scott will elaborate on both in a few minutes.
We held a special meeting of shareholders on July 14, where the company obtained shareholder approval to amend BayFirst Financial Corporation's articles of incorporation to increase the number of authorized shares of common stock from 15 million to 100 million and exchange all 4,000 outstanding shares of mandatorily convertible cumulative perpetual preferred stock Series D and all 4,000 outstanding shares of mandatorily convertible cumulative perpetual preferred stock Series E for a total of 22,856,000 shares of common stock. Upon conversion, all shares of Series D and Series E preferred stock were retired. The company's Series A and Series B preferred shares were redeemed in July as well.
Management also noted a mid-August launch as the date for the rights offering we announced back in April.
Beyond these shareholder actions, we've also moved decisively to strengthen our operating structure and leadership team. Most notably, Trey Korhn has joined as BayFirst Chief Banking Officer. Trey has been a career banker in Tampa for over 22 years and will lead our retail and commercial banking teams. As a lifelong Tampa resident with deep roots and involvement in several real estate, industry and community organizations, Trey brings the local market insight, relationship orientation and proven leadership needed to help us sharpen execution and accelerate growth across our franchise.
Adam Curtis will continue to lead commercial lending with the organization as Chief Lending Officer. He will report to Trey. The commercial relationship managers and portfolio managers will report to Adam as that team focuses on growing and serving our commercial business customers across our footprint. Adam's steady leadership, strong customer relationships and strong lending expertise remain critical to our ability to serve commercial clients and grow this important line of business with quality and consistency.
Samantha Hill has transitioned to Director of Retail Banking with responsibility for production, growth and execution across our retail banking centers. She will also report to Trey. All banking center managers now report to Sam, giving us clear accountability and a more focused retail strategy. Sam brings a strong record of team development, customer experience and branch execution, and her leadership will be important as we expand core relationships across our banking center network.
Additionally, we have submitted an application to open a new retail location in South Tampa. This office will bring our total retail branch network back to 12, having closed an office in Sarasota last quarter.
With that operational foundation in place, I will now turn the call over to Scott, who will discuss the quarter's earnings, including the impact of the asset resolution plan and restatement. Scott?
Scott J. McKim
Executive VP & CFO
Thank you, Al. Good morning, everyone. We are reporting a net loss of $32.7 million in the second quarter.
This compares to the restated net loss of $5.9 million we reported for the first quarter. As Al mentioned, the asset resolution plan was deployed during the second quarter and therefore, has dominated the results that we will talk about today. The plan was a thorough review of the bank's legacy unguaranteed SBA 7(a) portfolio as well as our other portfolios. We conducted an analysis, which provided adjustments to the net amount expected to be collected on over 7,000 individual SBA loans, which resulted in the full or partial charge-off on several of those loans. We established a specific allowance for credit losses on 6 loans, increased the overall allowance on unguaranteed SBA 7(a) loan categories and also adjustments to the fair market values on our portfolio of loans that we have measured at fair value. In total, the adjustment amounted to $38.4 million. Provision expense for the quarter was $29.7 million, and the company's total allowance for credit losses on June 30, 2026, was $45.1 million. Additionally, the company booked an impairment of $1.5 million on a nonmarketable equity investment in a firm who was a partner of the company's former SBA 7(a) lending business. Finally, the company wrote down the unamortized premiums on the bank's portfolio of purchased, only guaranteed USDA loans, which are at risk of default or early prepayment. I want to be clear, this adjustment is not credit specific. In total, the asset resolution plan impact was $41.5 million.
As our new management team has assessed the existing business and started to make updates to the strategic plan, we identified some additional onetime charges during the quarter, which amount to $2.2 million and reflect the write-off of vendor contracts, which will no longer be used and also the accrual of a change in control payment to prior management.
All of these adjustments together equal $43.8 million of the company's pretax $44 million loss for the quarter. We announced on July 15 that we identified $2.8 million of deferred origination costs and $2.1 million of accrued interest as of March 31, 2026, relate to loans which had defaulted or was placed into nonaccrual status in prior periods, which resulted in a material understatement of provision expense and overstatement of net interest income during the affected quarterly periods in which the errors were accumulated in 2024, 2025 and the first quarter of 2026. Subsequent to that announcement, we further identified another $3.4 million of deferred origination costs, which should have been netted against net gain on sale of government-guaranteed loans and resulted in a material overstatement of those net gain on sale of government guaranteed loans during the affected quarterly period in which the error accumulated specifically in the years of 2024 and 2025. These errors occurred in periods prior to 2024 as well, but were not material during those periods. Our restatement efforts have correctly restated the company's earnings to date, and we have amended our 2025 10-K and our first quarter 10-Q. Management and the Board of Directors take our obligation to provide accurate and transparent financial reporting seriously. We moved quickly to investigate what happens and to correct it and to notify our shareholders. We continue to work through internal operational remediation activities and we will report in future SEC filings on our progress towards resolution and strengthening our internal controls over financial reporting. It is important to note that by exiting the SBA 7(a) lending business, these errors will not repeat. Nonetheless, we will ensure that our internal operations are compliant.
Please note, as I continue, our prior period metrics, which I will mention are the restated metrics.
Other financial results include loans held for investment decreased by $41.4 million or 4% during the second quarter of 2026 to $882.8 million and decreased $237.7 million or 21% over the past year. Most of this decrease year-over-year reflects the sale of loans and the exit of the SBA 7(a) lending in the fourth quarter of 2025.
Deposits decreased $97 million or 9% during the second quarter of 2026 and decreased $175 million or 15% over the past year to $989 million. The decrease in deposits during the quarter was primarily due to reductions in high-rate promotional deposits held with non-relationship customers and also a decrease in broker deposits. 80% of the bank's deposits were insured by FDIC on June 30, 2026. And the bank's on-balance sheet liquidity ratio as of June 30, 2026, was 14.95%, and the bank did not have any wholesale borrowings.
Shareholders' equity at the end of the quarter was $115.9 million, which is $40.3 million higher than it was at the end of the first quarter. The increase is from the capital raise net of the asset resolution plan. Net accumulated other comprehensive loss increased slightly by $57 thousand during the quarter, ending at $2.1 million. Tangible book value per share decreased this quarter to $4.82 per share from $14.22 per share at the end of the first quarter.
Our net interest margin was 3.48%, up 4 basis points from first quarter. Net interest income was $9.4 million in the second quarter, virtually unchanged from the first quarter and down $2.7 million from the ear ago quarter. On a normalized basis, the net interest margin for the second quarter, excluding the onetime impact that I mentioned as part of the asset resolution plan was 4.07%, which was driven by positive trends in cost of funds, which decreased 24 basis points from the prior quarter to 2.66%. The bank's cost of funds is now down 49 basis points year-to-date, reflecting our efforts to exit promotional rate balances and brokered deposit balances.
Noninterest income was negative $6.8 million in the second quarter of 2026, which is $7.7 million worse than the first quarter and a decrease of $17.3 million from the second quarter of 2025. Current quarter net interest income includes an $8 million in onetime impacts related to the Board-approved asset resolution plan. Additionally, the year-over-year decrease is exacerbated by exiting the SBA 7(a) lending business as no additional gains on sales of government-guaranteed loans will be booked.
Noninterest expense was $17.7 million, an increase of $2 million compared to the first quarter. Essentially, all of this increase is related to onetime charges that were driven by our actions under the asset resolution plan and the onetime items that I have mentioned, in total, approximately $2.5 million. Compensation costs were about $600 thousand higher, driven largely by accrued change in control payment that I mentioned.
Also, as I mentioned, our provision for credit losses was $29 million in the second quarter compared to $3.4 million in the first quarter and $7.6 million in the second quarter of 2025. Net charge-offs were $4.5 million, down $200,000 compared to the first quarter, which was $4.7 million. Total unguaranteed SBA 7(a) loan balances were $142 million on June 30. In comparison, the bank had $159.3 million of unguaranteed SBA 7(a) loan balances at the end of the first quarter. Total annualized charge-offs as a percentage of average loans held for investment at amortized cost were 2.08% for the second quarter, a decrease from 2.14% in the first quarter of the year.
The ratio of allowance for credit losses on loans to total loans held for investment at amortized cost was 5.37% on June 30, compared to 2.36% on March 31, 2026, and 2.43% as of the end of 2025. The ratio of allowance for credit losses to total loans held for investment at amortized cost and excluding government-guaranteed loan balances was 5.82% on June 30, 2026, 2.55% at the end of the first quarter and 2.60% at the end of 2025.
The bank's Tier 1 leverage ratio was 8.3% as of June 30, 2026, compared to 5.89% at March 31, 2026, and 7.73% as of June 30, 2025. The total capital to risk-weighted assets ratio was 12.77% as of June 30, 2026, compared to 9% on March 31, 2026, and 10.77% as of June 30, 2025.
I will now turn the call over to Robin to make some operational and credit comments. Robin?
Robin L. Oliver
Executive VP, COO & Director
Thank you, Scott.
Good morning, everyone. First, I want to provide some further details around the asset resolution plan and the related impact. As Scott mentioned, the asset resolution plan identified and provided resolution for troubled balances, but it also provides protection from future charge-offs. Also, as Scott mentioned, our allowance for credit losses divided by total loans held for investment at amortized cost, excluding government-guaranteed loans, increased to 5.82% at the end of June. That is up from 1.86% a year ago. Further, the SBA BOLT loan portfolio now has 32.8% reserved against unguaranteed balances and the SBA FlashCap portfolio now has a 25% reserve. These 2 small loan portfolios represent $83 million of unguaranteed SBA balances. As these loans season, we continue to learn how they perform, but we believe the actions taken under the asset resolution plan have adequately positioned the bank to manage future charge-offs. That being said, we know we must remain diligent in collecting and resolving problem assets.
And to that end, progress is being made, and at the end of the second quarter, total nonperforming loans, excluding government guaranteed balances were $14.4 million, down from $15.9 million at the end of the first quarter and the percentage of nonperforming loans, excluding government guaranteed balances compared to total loans held for investment was also down to 1.72%, which was a 10 basis point drop from March 31, 2026. Although that's up from a year ago, we are still making clear progress. I should also note that of the $14.4 million in nonperforming loans, $3.1 million of these balances were current and paying as agreed. And we will be evaluating those for potential return to accrual status as time continues. And in addition, as I noted last quarter, although our classified loans are elevated at the moment, 68% of our classified loans were current and performing loans, whereby we are working with the borrowers towards resolution.
Switching gears from credit. As we look towards the future growth of the bank and work towards a return to profitability, we are also focused on becoming as efficient as possible in our processes while ensuring we provide an excellent experience for our customers to make banking easy with a high level of personal touch. Our focus over the last 2 years has been on growing business deposits and treasury services, but the infusion of capital this past quarter really allows us to get back to lending, which will help the bank grow both loans and deposits to add stable net interest income and fee income instead of transactional earnings. Without adding significant headcount, we've also added leadership and talent in various areas of the bank, which we believe will position us for growth, including Trey, the Chief Banking Officer that Al mentioned, a Chief Data Officer and retail personnel, including the retail individuals to support our new South Tampa location that is scheduled to open in September. We are excited about further expanding in Hillsborough County as we seek to round out our presence in the Tampa Bay market.
At this time, I will turn the call over to Al to make some final comments.
Alfred T. Rogers
President, CEO & Director
Thank you, Robin.
As I complete my first few months at BayFirst, what I've seen only reinforces my belief that we have a significant opportunity ahead. I've spent time with our employees, customers, shareholders and community leaders. And one thing is clear, BayFirst has the people, relationships and market position to become the leading community bank in the Tampa Bay region.
Our focus is simple. We're building a high-performing community bank centered on relationship banking, disciplined execution, sound credit practices and exceptional service. We believe local businesses and consumers are best served when decisions are made close to home by bankers who know the market, understand their customers and are invested in the success of the communities in which they serve.
That community banking model starts with strong customer relationships. Our deposit mix and cost of funds remain a top priority. We are working to deepen existing relationships and improve the mix from higher cost transactional accounts to relationships that value service, responsiveness and long-term partnerships.
On the lending side, loan growth has already begun. While we continue to manage payoffs and charge-offs associated with the legacy SBA portfolio, our focus has shifted toward growing traditional commercial and consumer lending with borrowers located in the markets we serve. Our loan pipeline is strong, and we are seeing encouraging opportunities across our footprint.

We're also investing in technology and process improvements that enhance efficiency, improve customer experience and position us to scale responsibly as we grow.
The capital we raised earlier this year provides us with strength and flexibility as we execute this strategy. We intend to deploy that capital thoughtfully, focusing on opportunities that strengthen the franchise, improve profitability and support sustainable growth.
While there is still work to do, I'm encouraged by the progress we've made and the momentum we are building. Our priorities are clear: Grow core relationships, strengthen performance, expand our presence in Tampa Bay and deliver consistent long-term value for our shareholders.
I want to thank our employees for their dedication, our customers for their trust and our shareholders for their continued support. I am optimistic about our future and excited about what lies ahead.
Marina, I'll turn the call back over to you for some questions. Thank you.

QUESTIONS AND ANSWERS
Operator
[Operator Instructions] Your first question comes from the line of Ross Haberman with RLH Investments.
Ross Haberman
RLH Investments, LLC
Just 2 or 3 quick questions. Al, could you talk about this new branch you're going to open? How big could it be? And how quickly do you think you will hit a breakeven on it? How long will that take?
Alfred T. Rogers
President, CEO & Director
Location is in South Tampa, a very prosperous area in the market that we do not have a significant location. We do have an office 4 miles away, but in a significantly different demographic and market. We've already started opening accounts in this area, and we expect that would come quickly as this is initially a leased location in that market.
Ross Haberman
RLH Investments, LLC
Will it be a 2-year breakeven or hopefully something less than that? Or what's your guess?
Alfred T. Rogers
President, CEO & Director
I would say, given our investment, it would be sooner than that.
Ross Haberman
RLH Investments, LLC
And just a question or 2 for Scott. Scott, the $142 million of unguaranteed SBA loans, I think you broke that out into a piece of $82 million and then another $60 million. Could you go over the reserves on each of those parts? And how quickly are -- do you think they'll be paying down? I think you said in the last quarter, they paid down a total of $17 million. Is that correct?
Scott J. McKim
Executive VP & CFO
Ross, yes, so we went from $159 million down to $142 million. That's a pretty quick drop, but also keep in mind, some part of that was also related to the asset resolution plan. So it was a little bit higher than what I would consider to be a true run rate for it. I will tell you that the -- I'll start to break the pieces down as far as what's in the portfolio for you. The BOLT portfolio is the largest part -- Ross, I'm getting a little feedback.
Ross Haberman
RLH Investments, LLC
Sorry, is that better?
Scott J. McKim
Executive VP & CFO
That's right. Okay. Here we go. So the BOLT portfolio, and this is all the loans that are booked at amortized cost. This excludes the fair value portfolio. We ended the quarter with $60 million in the

BOLT, and that has a 33% reserve against that. So that's a little over almost $9.1 million. The FlashCap portfolio, and this is the one that really is amortizing a little bit quicker, that had $29 million in balances and has a 25% reserve against it, which is $3.2 million.
And then the core -- what we call the core C&I, so this is some of the larger loans that have collateral other than real estate have $45 million in balances in it, and that has a 23% reserve against it or $1.5 million. Now there's another component of the SBA portfolio that has -- that is all real estate backed. It has $53 million in balances, and there's a relatively small reserve of about 1% against that. That part of the portfolio performs as expected. It is not a big loss driver for us. So you roll all those bits and pieces together and on the riskier parts of the portfolio, we're reserved in the high 20%.
Ross Haberman
RLH Investments, LLC
And just one final question. Could you be a little more specific on the timing of the rights offering? You said mid-August. We're basically here. Is it going to be this week or next week? What's your timing on the execution of the rights offering for the shareholders?
Scott J. McKim
Executive VP & CFO
Yes, Ross, thanks for asking that question. I was kind of expecting that one this morning. Just for you and everybody else that's listening that the rights offering is coming, there was some delay because of the restatement, we wanted to make sure that we had updated reliable financials in all prior periods and current periods available to all investors so that you have a complete package of information for consideration before we launched the rights offering. The -- obviously, that's pushed the timing out on that a little bit. But now that we have everything filed or we'll have the second quarter 10-Q will be filed later today, that kind of frees us up to move on to the rights offering component. So what we'll end up doing is preparing the communication that goes out to all of the shareholders of record as of May 12. And those communications we should have in hand or be ready to mail those next week. Coincidentally, we also have the full proxy, which will be going out. Our Annual Shareholder Meeting is scheduled for September 22. So really, we're going to have a full population of all important documents in hand for investors to look at before they make a decision around the rights offer. So it is coming. I know it's taken a little bit longer than what we had initially wanted to do, but we wanted to make sure that we were checking all the boxes for everyone.
Ross Haberman
RLH Investments, LLC
So you're saying it's going to be pushed off to September. Is that what you're implying?
Scott J. McKim
Executive VP & CFO
No, the rights offering, we'll launch that in August. I just wanted to mention when the shareholder meeting was, and that's in September.
Operator
Your next question comes from the line of Julienne Cassarino with Sycamore Analytics.
Julienne R. Cassarino
Sycamore Analytics LLC

Just trying to cut through a lot of the noise in the quarter. On the call, you just said that of the $44 million pretax loss, $43.8 million came from the restructuring and nonrecurring. So that implies still a loss for the quarter, excluding all onetime? Or what was the core earnings power in the quarter?
Scott J. McKim
Executive VP & CFO
I think if I understand your question, the onetime items in the asset resolution component was $43.8 million. The total was $44 million. So the remaining operating loss to think about was about $200 thousand for the quarter.
Julienne R. Cassarino
Sycamore Analytics LLC
And that was just a regular recurring operating loss, right? Is that correct?
Scott J. McKim
Executive VP & CFO
Yes. I think you can refer to that as being core, Julienne.
Julienne R. Cassarino
Sycamore Analytics LLC
Okay. So there's -- so we're really -- the core earnings power that we're starting with is kind of 0 right now, right? Or is there anything masking that? Is there any core earnings power on the nonresolution piece?
Scott J. McKim
Executive VP & CFO
I will tell you this. The -- as we look forward, essentially, the things that we talked about, if you recall, I mentioned on the net interest margin really on a core basis was 4.07%. So there's a lot more in terms of overall earnings revenue that we are expecting going forward, plus all of the components that Al talked about in terms of growth in the balance sheet, combined with continued efforts to reduce the bank's overall cost of funds. So I'd like to think about it from the standpoint that core earnings in the second quarter was just below breakeven. But now that we have a clear path ahead, a lot of strength, a lot of good focus as far as what's coming, the bank is positioned for profitable earnings going forward.
Julienne R. Cassarino
Sycamore Analytics LLC
Okay. With operating leverage. What about the tax rate? So is there a deferred tax -- is there a DTA valuation allowance that's been set up or no?
Scott J. McKim
Executive VP & CFO
No, there's no valuation allowance against the deferred tax asset. Truthfully, and these are conversations that obviously we've had internally, the bank is positioned for profitable growth going forward. And the new leadership team, a lot of strength that's coming in. We believe that we will have no issues whatsoever in terms of reacquiring that asset in the future. So there is no valuation allowance at this time. Like I said, we continue to look at it, but at this time, it is 0.

Julienne R. Cassarino
Sycamore Analytics LLC
Okay. So does that mean what tax rate to use going forward?
Scott J. McKim
Executive VP & CFO
Tax rate for the quarter is about 25%.
Julienne R. Cassarino
Sycamore Analytics LLC
Okay. Okay. And so the quarter -- and did that include the redemption payments of, I think, almost $10 million, right, the $9.7 million payments to redeem the -- forgive me if I get the names wrong, but basically the preferred holders. Did that -- is that $9.7 million included that payment? And is that pretax or after tax? Like should we be adjusting the TCE for that or...
Scott J. McKim
Executive VP & CFO
The payout for the Series A and Series B, which I think you're referring to, actually concluded this week. So that will actually be a Q3 event.
Julienne R. Cassarino
Sycamore Analytics LLC
That's the Q3. So is that totaled $9.7 million, right? Is that pretax or after?
Scott J. McKim
Executive VP & CFO
It's a redemption. It's not really an income statement component. So it's not an earnings impact.
Julienne R. Cassarino
Sycamore Analytics LLC
But is it a TC -- does it come out of tangible common equity or no because it's sitting on one bucket to another?
Scott J. McKim
Executive VP & CFO
Yes.
Julienne R. Cassarino
Sycamore Analytics LLC
So no impact on TC from that. No impact on shares either, right, share count.
Scott J. McKim
Executive VP & CFO
Correct.
Julienne R. Cassarino
Sycamore Analytics LLC

So the redemption payment is kind of going from one bucket to another, don't need to adjust for that. What about the exchange too, nothing to adjust for that. You mentioned 22.9 million shares from an exchange, but that's already -- like we don't have to adjust for that? Or is that a third quarter adjustment that we should make?
Scott J. McKim
Executive VP & CFO
Yes. It's a third quarter event, but that is preferred to common. And obviously, the share count is going to go up. So that -- if you're asking the tangible book value, you already have that dilution component baked into it.
Julienne R. Cassarino
Sycamore Analytics LLC
That's what I was asking. Okay. Now so the only thing to adjust in the third quarter for tangible book per share is the rights offering. Is that correct?
Scott J. McKim
Executive VP & CFO
That is correct. And obviously, it's -- we would like to maximize that for shareholders, but we're not sure how much we will get. We'll report that when it's done.
Julienne R. Cassarino
Sycamore Analytics LLC
So let's just assume everyone exercised, that everyone who could exercise at $3.50, I believe it is. So what would be that impact on TCE and share count if everyone were to exercise? Is that something I can calculate or...
Scott J. McKim
Executive VP & CFO
Yes, $3.50 at 4.1 million shares.
Julienne R. Cassarino
Sycamore Analytics LLC
4.1 million?
Scott J. McKim
Executive VP & CFO
Yes.
Julienne R. Cassarino
Sycamore Analytics LLC
Okay. Okay. All right. All right. Very good. It was the 4.1 million, I think I needed to have. Okay. And then just to ask about the deposit franchise. So you mentioned that you've gone through the loan book pretty completely but now the deposit franchise. Is there -- have you finished the review of depositor -- you mentioned in the press release, I think the earnings release, non-relationship customers. Are there --about what percent of the deposit franchise right now would you estimate as non-relationship customers approximately?

Scott J. McKim
Executive VP & CFO
Julienne, it's very small. We have -- we are strictly focused on relationship-based, I guess, depositors. And when I say relationship, it's not just the deposit side. In a lot of cases, we also have lending relationships that's something that we have really been focused on, and I think Al did a really nice job of explaining how we will go about that in the future. The key thing is in the past, we had some relatively large, what I'll call -- well, I'll just say, I mean, they were more of a place for entities to park money, we're paying them a very attractive rate to do it because it was funding business funding loan growth around the SBA business. That's not what we're doing any longer. So we had conversations with those people. We said, look, we're not going to pay these rates anymore. They're out of market. Most of that money has left and that was by design as well as the runoff of the broker deposits that we have, and that was also part of our strategy.
Julienne R. Cassarino
Sycamore Analytics LLC
Right. So you'd say this quarter's -- or this quarter end deposit franchise is there's no more transition to be done looking at the interest-free and the brokered, this is a good base to go forward. Like there's no more...
Scott J. McKim
Executive VP & CFO
Yes. There's still some brokered in there that's going to run off, but really what's there, I'm going to call core deposits, I suppose.
Julienne R. Cassarino
Sycamore Analytics LLC
Right. And is it all local? Is the 100% local? Or about how much would you say is out of market, just excluding the brokered? So excluding brokered, is it all predominantly local customers?
Scott J. McKim
Executive VP & CFO
It's local. It's local. Yes. These are people we know that we can drive for about an hour to go visit them.
Julienne R. Cassarino
Sycamore Analytics LLC
Okay. Great. Great. And is there -- is any one customer more than -- or any one customer 5% to 10% or more of total deposits?
Scott J. McKim
Executive VP & CFO
No.
Operator
Your next question comes from the line of Ian Green with Pendragon Capital Management.
Ian Green
Lots of great questions here. I just wanted to kind of come back a little bit to some of the new initiatives like your treasury business and some other incentives to -- or initiatives to grow fee income. Do you have the systems in place to do that? Is this going to require any significant capital expenditures in technology and so forth? And I guess it's a very crowded space, a lot of those businesses. Where do you think you have the edge to compete?
Robin L. Oliver
Executive VP, COO & Director
Yes, this is Robin. I'll take that one. We do already have the systems in place that we need. I think we have all the tools to be successful here. And if you look at our growth in '25 over '24, our treasury fee revenue grew about 75% year-over-year, and we continue to be on track to continue that increase this year. I think really what it is, as we move upmarket a bit, we are now really targeting our commercial business customers, and we are going to be banking some larger businesses than we have in the past, and those customers have more sophisticated needs. And we're going to do their loan, we're going to get their operating account and those operating accounts are just by the nature of the business going to come with treasury. So I really think there's a strong opportunity there. And we have 2 different treasury platforms, one for very small businesses and another that is more sophisticated. So I think we're well positioned.
Alfred T. Rogers
President, CEO & Director
I'll add -- this is Al. Talk about the edge. Our bankers know their customers. They're accessible and at 5:00, they don't turn their cell phones off. So it's true relationships, solving problems, being accessible, being local, not outsourcing or offshoring customer support. And generally speaking, banking professional executives and small businesses and investors and companies, they generally have larger average balances and their cost of funds is generally lower. So that comes with our initiative to act as a commercial bank serving commercial customers in our community. So it comes all together.
Ian Green
So we shouldn't -- so in the end, we shouldn't see a significant...
Robin L. Oliver
Executive VP, COO & Director
There will be a significant investment. I mean we will need to continue to expand the treasury team. It's a small team today. They're a small but mighty team. But certainly, the opportunities that this will provide will have need some additions to the team. But we don't have investments in software or other things. And certainly, the revenue that we get from it should balance off the additional costs that we may have.
Operator
There are no more questions at this time. This concludes today's call. Thank you for attending. You may now disconnect.